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                                                                    EXHIBIT 99.3
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                      FIRST AMENDMENT TO RIGHTS AGREEMENT



          This Amendment, dated as of June 22, 1996 (the "Amendment"), is between Sanifill, Inc., a Delaware corporation (the "Company"), and Chemical Bank., a New York State banking corporation (the "Rights Agent"),

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Company and First City Texas-Houston, N.A., as rights agent, were parties to a Rights Agreement dated as of December 1, 1991 (the "Agreement"); and

          WHEREAS, the Rights Agent is the successor rights agent to First City Texas-Houston, N.A.; and

          WHEREAS, pursuant to Section 26 of the Agreement, the Company and the Rights Agent desire to amend the Agreement set forth below.

          NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

          Section 1.  Amendments to Section 1.

          (a) The definition of "Beneficial Owner" is amended by adding the following at the end of the definition:

     ; and provided, further, that so long as neither Parent, Subsidiary nor any of their Affiliates or Associates is not otherwise an Acquiring Person, then Parent, Subsidiary and their Affiliates and Associates shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security by having entered into the Merger Agreement or consummating the transactions contemplated therein. In interpreting the preceding proviso and other provisions of this Amendment, it is understood that (i) Parent and Subsidiary shall be deemed to be the "Beneficial Owner" of and to "beneficially own" securities as a result of entering into the Stockholders Voting Agreements and (ii) the obtaining of Beneficial Ownership of a security following the lapse of the restrictions in paragraph 5 of the Confidentiality Letter (which lapse occurs by virtue of the proviso to such paragraph 5) shall not be deemed to be a transaction contemplated by the Merger Agreement. No Director Stockholder shall be deemed to be the Beneficial Owner of nor to beneficially own any Common Shares that are

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     beneficially owned by either another Director Stockholder or by Parent or its Affiliates as a result of the Stockholders Voting Agreements.

     (b) The following definitions are added to Section 1 of the Agreement:

     "Confidentiality Letter" shall mean that letter agreement dated as of June 17, 1996 from the Company to Tex.

     "Director Stockholders" (individually, a Director Stockholder) shall mean those directors of the Company that are parties to the Stockholders Voting Agreements.

     "Merger" shall mean the merger of Purchaser with and into the Company in accordance with the General Corporation Law of the State of Delaware upon the terms and subject to the conditions set forth in the Merger Agreement.

     "Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of June 22, 1996, among Parent, Purchaser, and the Company.

     "Parent" shall mean USA Waste Services, Inc., a Delaware corporation.

     "Purchaser" shall mean Quatro Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent and any assignee of Purchaser pursuant to
Section 10.4 of the Merger Agreement.

     "Stockholders Voting Agreements" shall mean those agreements dated as of June 22, 1996 among Parent, the Company and the Director Stockholders providing for among other things, the agreement of the Director Stockholders to vote their Common Shares in favor of the Merger Agreement.

Section 2.  Amendment to Section 7(a).

     Section 7(a) is amended by deleting such subsection in its entirety and substituting the following:

     (a) Subject to subsection (e), the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price (except as provided in Section 11(q) hereof) with respect to the total number of Preferred Share Fractions (or Common Shares, other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable

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(except as provided in Section 11(q) hereof), at or prior to the earliest of (i)
the close of business on December 31, 2001 (the "Final Expiration Date"), (ii) the consummation of a transaction contemplated by Section 13(d) hereof, (iii) the time at which the Rights are redeemed or terminated as provided in Section
23 hereof, or (iv) the "Effective Time" as such term is defined in the Merger Agreement (the earlier of (i), (ii), (iii) and (iv) being herein referred to as the "Expiration Date").

     Section 3.  New Section 34.

     The following is added as a new Section 34:

          Section 34. The Merger. None of the execution or delivery of the Merger Agreement or the Stockholders Voting Agreements nor the consummation of the Merger, in each case in accordance with the Merger Agreement, shall cause (i) Parent or Purchaser or any of their Affiliates to be an Acquiring Person, (ii) a Stock Acquisition Date to occur (iii) a Distribution Date to occur (iv) a Section 11(a)(ii) Event to occur or (v) a Section 13 Event to occur.

      Section 4. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      SECTION 5. GOVERNING LAW.  THIS AMENDMENT SHALL BE DEEMED TO BE A
CONTRACT MADE UNDER THE LAWS OF THE STATE OF DELAWARE AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

      Section 6. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

      Section 7. Effect of Amendment. Except as expressly modified herein, the Agreement shall remain in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed all as of the day and year first above written.

                              SANIFILL, INC.


                              By/s/ H. Steven Walton
                                ------------------------
                                    Name: H. Steven Walton
                                    Title:   Vice President


                              CHEMICAL BANK


                              By/s/ Barbara Cotte Robbins
                                -------------------------
                                    Name: Barbara Cotte Robbins
                                    Title:   Vice President

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